                                      EXHIBIT 10(h)

                          ASSET LEASE AGREEMENT


   This ASSET LEASE AGREEMENT dated June 26, 1998, is entered into between ANCHOR NATIONAL LIFE INSURANCE COMPANY, an Arizona corporation ("ANLIC") and AURORA NATIONAL LIFE ASSURANCE COMPANY, a California corporation ("AURORA").

                                 RECITAL

   ANLIC, an affiliate of Aurora, desires to lease from Aurora certain information relating to owners of Executice Life restructured single premium deferred annuities assumed by Aurora ("SPDAs") for the purpose of engaging in a direct-mail marketing campaign for the sale of variable annuity contracts to such owners, and Aurora desires to lease such information to ANLIC for such purpose.

   NOW, THEREFORE, with respect to the foregoing recital and in consideration of the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.   Lease of Contract Owner Information

     a. ANLIC will lease from Aurora certain information relating to the SPDAs ("Contract Owner Information"), and will use the information to conduct a direct-mail campaign for the sale of ANLIC's The Polaris II variable annuity contract ("ANLIC Contract) to the owners of SPDAs ("Contract Owners") during the period July 15, 1998 through December 31, 1998 (the "Campaign"). The Contract Owner Information is described in Exhibit A to this Agreement. The Campaign will be conducted by ANLIC through appropriately licensed individuals affiliated with a broker/dealer or brokers/dealers selected by ANLIC (collectively, the "Campaign Broker/Dealer"). This agreement shall not prohibit the Campaign Broker/Dealer from responding to inquiries from Contract Owners about purchasing an ANLIC Contract after the Campaign if the inquiry is the result of the Campaign

2.   Compensation to Aurora

     a. ANLIC will compensate Aurora for the lease of the Contract Owner Information based upon all purchase payments made and other moneys received by ANLIC under ANLIC Contracts issued during the period July 15, 1998 through December 31, 1999 as a result of the Campaign. The compensation shall be at the rate of 5.75% of purchase payments and other moneys received under the ANLIC Contracts and shall be paid to Aurora monthly beginning October 1, 1998. Aurora will not be compensated for any ANLIC Contract that is issued by ANLIC to a Contract Owner through a non-Campaign Broker/Dealer. During the period July 15, 1998 through December 31, 1999, ANLIC will allow Aurora's accountants reasonable access to its books and records relating to sales of ANLIC Contracts for the purpose of confirming the accuracy of the compensation paid to Aurora.

3.   Duties of Aurora

    a. Aurora will provide ANLIC with Contract Owner Information as described in Exhibit A attached hereto.

    b. Aurora will send a letter to Contract Owners informing them of the Campaign. The letter will be in the forms set forth in Exhibit B attached to this Agreement.

    c. It is mutually understood that moratorium charges will not be applicable to the exchange of an SPDA for an ANLIC Contract. Aurora will waive any surrender charge that may be applicable to the exchange of an SPDA for an ANLIC Contract prior to December 31, 1998.

    d. Upon receipt of proper Contract Owner authorization, Aurora will use its reasonable efforts to expeditiously process within 60 days of such receipt the exchange of the Contract Owner's SPDA for an ANLIC Contract. ANLIC recognizes and understands that the Campaign will occur when the moratorium period ends relatice to the Executive Life rehabilitation and the increased demands which may be placed on Aurora processing.

    e. During the Campaign, Aurora will not provide any other outside provider of insurance, annuity or investment products with its list of Conract Owner names and addreses for the purpose of assisting the provider to conduct a sales program directed to Contract Owners, and will not endorse any other program to solicit Contract Owners to exchange their SPDA for an investment product issued by such a provider.

4.  Duties of ANLIC

    a. ANLIC and its employees, brokers, agents and representatives will conduct the Campaign using all reasonable efforts and in full compliance with all applicable laws and regulations, including all applicable state insurance laws and regulations and all applicable federal securities laws and regulations, and in full compliance with the rules and regulations of the National Association of Securities Dealers, Inc. and/or NASD Regulation, Inc.

    b. ANLIC will not request Aurora, its directors, officers or employees to become involved in the offer or sale of its variable contracts to Contract Owners in any way that would require them to be licensed as an insurance agent or registered as a securities broker or registered as a representative of a registered securities broker.

    c. During the Campaign, ANLIC and its affiliates will not engage in any other sales campaign or promotion for the sale of insurance, annuity or investment products directed at the Contract Owners.

    d. During the Campaign, ANLIC and its affiliates will not directly or indirectly encourage any broker/dealer, agent or other representative, other than a Campaign Broker/Dealer, to solicit exchanges of a SPDA for an ANLIC Contract or for any other annuity, life insurance or invetment product issued by ANLIC or its affiliates.

5.   Confidentiality

    a. ANLIC understands that the Contract Owner Information is to be used solely in conducting the Campaign and for no other purpose. ANLIC will maintain strict confidentiality of the Contract Owner Information, and will not disclose it to any person, firm or corporation other than persons who have a need to know in order for ANLIC to conduct the Campaign. ANLIC will cause its officers, employees, brokers, agents, respresentatives and other persons to whom it has provided Contract Owner Information to maintain the same strict confidentiality as it is obligated to maintain. ANLIC may make copies or records of the Contract Owner Information only to the extent necessary to conduct the Campaign and at the end of the Campaign ANLIC will return to Aurora the original Contract Owner Information and all copies and records thereof in its possession and in the possession of its officers, employees, brokers, agents, representatives and any other persons.

    b. ANLIC and Aurora will treat as confidential all information regarding the other's internal affairs, business plans and busines oractices which it may acquire in connection with this Agreement.

6.  Representatives and Warranties

    a. Each party represents and warrants to the other party as follows:

   (i) Organization. It is duly organized, validly existing and in good standing under the laws of the state of incorporation and has all requisite corporate power to own its properties and conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement.

   (ii) Corporate Power. It has all requisite corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity. Neither the execution and delivery of this Agreement nor the performance of its obligations under this Agreement will (subject to obtaining the approvals and making the filings referred to in this Agreement) violate any judgment, order, writ, injunction, decree, statute, rule or regulations applicable to it, or to any of its subsidiaries or affiliates which will enter into an agreement provided for in this Agreement.

   (iii) Non-Contravention. The performance of this Agreemenr and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, or agreement or instrument to which it is a party or by which it is bound, its Articles of Incorporation or Bylaws, or any order, rule or regulation of any court or government agency or body having jurisdiction over it or any of its properties.

    (iv) No Proceedings. There are no material legal or governmental proceedings pending to which it is a party or which any property of its is the subject which, if determined adversely to it, would individually or in the aggregate have a meterial adverse effect on its financial position, surplus or operations.

    (v) No aApprovals. Each party has obtained, or otherwise provided, all necessary approvals, authorization, consents, licenses, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority
(including, without limitation, any non-governmental regulatory agencies or authorities) required for the consummation of the transactions contemplated by this Agreement.

    (vi) Insurance Company Holding Act. Each party has made an independent determination with respect to its respective obligation under any applicable Insurance Holding Company Act and concluded that no prior filing obligation exists.

    (b) Licenses. ANLIC represents and warrants to Aurora that it has (or will have at such time as it is performing it obligations) all licenses, approvals, permits and authorizations of, and registrations with, all authorities and agencies, including non-governmental self-regulatory agencies, required under all federal, state, and local laws and regulations to enable it to perform its obligations as contemplated by this Agreement.

7.   Indemnification

     a. Aurora agrees to indemnfy and hold harmless ANLIC and its affiliates and each of their respective directors and officers and each person, it any, who controls ANLIC and its affiliates against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of activities undertaken pursuant to this Agreement, to which ANLIC and its affiliates or such directors, officers or controlling persons may become subject, under any statute, at common law, or otherwise, which may be based upon any wrongful act or breach of this Agreement by Aurora, any of its employees or representatives, any affiliates of or any person acting on behalf of Aurora.

    b. ANLIC agrees to indemnify and hold harmless Aurora and its affiliates and each of their directors and officers and each person, if any, who controls Aurora against any any all losses, claims, damages, liabilities or litigation (including legal and other expenses) arising out of activities undertaken pursuant to this Agreement, to which Aurora and its affiliates or such directors, officers or controlling persons may become subject, under any statute, at common law, or otherwise, which may be based upon any (i) wrongful act or breach of this Agreement by ANLIC, any of its employees, brokers, agents or representatives and affiliates or any person acting on behalf of ANLIC or (ii) any claim or cause of action by a Contract Owner, ANLIC Contract Owner, or regulatory authority relative to the conduct, propriety or result of the Campaign by ANLIC or its employees, brokers, agents, representatives, affiliates and other persons acting on its behalf including without limitation, suitability of the ANLIC Contract for the Contract Owner and the performance of the ANLIC Contract following its sale to a Contract Owner. ANLIC is not indemnifying or holding harmless Aurora or its affiliates and each of their directors, officers or control persons against losses, claims, damages, liabilities or litigation (including legal and other expenses) that are based solely on Aurora's lease of the Contract Owner Information to ANLIC or its obligations and commitments under this Agreement.

    c. This Section 7 shall survive any termination of this Agreement.

8.   Additional Agreement of the Parties

    a. The parties shall act reasonably and in good faith in complying with their obligations under this Agreement. The parties shall cooperate with one another to carry out to the fullest extent possible the purposes of this Agreement.

    b. This Agreement may be amended only by the mutual written consent of the parties to this Agreement.

    c. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California and shall be interpreted in such a manner as to be effective and valid under tje laws of the State of California. If any provisions of this Agreement dhall be deemed to be prohibited by law or invalid, such provisions shall be ineffective only to the extent of the prohibition or validity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

    d. The waiver by one party of the performance in observance of any covenant or condition to be performed or observed by the the other hereunder shall not invalidate this Agreement, nor constitute a waiver by such party of any other covenant, or condition to be performed or observed by the other hereunder. The exercise by either party hereto of any right, privelege or remedy provided by this Agreement shall not constitute a waiver by such party of any other covenant, or condition to be performed or observed by the other party under this Agreement. The exercise by either party hereto of any right, privilege or remedy provided by this Agreement or otherwise by law shall not exclude the exercise of any gifts, privilege or remedy.

    e. This Agreement may not be assigned or transferred by either party without the prior written consent of the other parties hereto.

    f. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have given if delivered personally, given by facsimile or mailed by registered or certified mail (return receipt requested) or by Federal Express or other overnight delivery, as follows:

TO ANLIC:      Anchor Life Insurance Company
               1 SunAmerica Center
               Los Angeles, CA 90067-6022
               Attn: Jana Greer
                     President
                     SunAmerica Retirement Markets, Inc.

COPY TO:       SunAmerica Inc.
               1 SunAmerica Center
               Los Angeles, CA 90067-6022
               Attn: Susan L. Harris
                     Senior Vice President
                     General Counsel-Corporate Affairs

IF TO AURORA: Aurora National Life Assurance Company
              2525 Colorado Avenue
              Santa Monica, CA 90404-3540
              Attn: Kevin Frankel
                    General Counsel

     Any party to this AGreement may change the address to which such communications are to be directed to such party by giving notice of such change to the other party in the manner provided above.

     IN WITNESS WHEREOF, the parties in this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above,

                             ANCHOR NATIONAL LIFE INSURANCE COMPANY

                             By: /s/ Jana W. Greer
                                 Jana W. Greer
                                 Senior Vice President


                             AURORA NATIONAL LIFE ASSURANCE COMPANY
                             BY:  /s/ Michael Parks
                                  Michael Parks
                                  President

                                                             EXHIBIT A


                        Contract Owner Information


Contract Owner Information means contract numbers, contract owner names and addresses, annuitant names, contract anniversary dates and contract values, and such other Contract Owner Information as ANLIC and Aurora may agree upon, with respect to all active SPDAs other than those executed below:

      Contracts where the annuitant age is less than 21 or greater than 75

      Contracts with acount values less than $5,000

      Contracts where the owner resides in New York, Alaska, Hawaii, Idaho, North Dakota, Wyoming, Oregon

      Contracts with a foreign mailing address

      International Contracts (Plan Code I11)

      Contracts with loans

      DEFRA Contracts

      Clinton Mills Contracts

      Joint Owner Contracts specifically excluded by SunAmerica

      Qualified Contracts specifically excluded by SunAmerica

See document titled "Sun Extract File Layout" attached to this Exhibit A, for information on processing Contract Owner Information

                                                         EXHIBIT A
Sun Extract File Layout

Field  Field Name                             Type   Length  Comments
1      Contract Number                        A/N     10
2      Owner Name                             A/N     25
3      Owner Address line 1                   A/N     25
4      Owner Address line 2                   A/N     25
5      Owner Address line 3                   A/N     25
6      Owner Address line 4                   A/N     25
7      Owner State Code                       A/N     2
8      Owner Zip-5                            A/N     5     First five digits
                                                               of Zip code
9      Owner Date of Birth*                   A/N     8     YYYYMMDD
10     Owner Sex Code*                        A/N     1     'M' or 'F'
11     Owner Soc Security Number              A/N     11    999-99-9999
12     Owner Phone Number                     A/N     13    (999)999-9999
13     Annuitant Name                         A/N     25
14     Annuitant Address Line 1*              A/N     25    Owner Address-1
15     Annuitant Address Line 2*              A/N     25    Owner Address-2
16     Annuitant Address Line 3*              A/N     25    Owner Address-3
17     Annuitant Address Line 4*              A/N     25    Owner Address-4
18     Annuitant State Code*                  A/N     2     State Code
19     Annuitant Zip-5*                       A/N     5     First five digits
                                                               of Zip code
20     Annuitant Date of Birth                A/N     8     YYYYMMDD
21     Annuitant Sex Code                     A/N     1     'M' or 'F'
22     Annuitant Soc Security Number*         A/N     11    999-99-9999
23     Annuitant Phone Number*                A/N     13    (999)999-9999
24     Owner Code                             A/N     1     See Table 1.
25     Withholding Code                       A/N     1     See Table 2.
26     Account Value*** as of Valuation Date  N       9     9999999v99
27     SPDA+ Offer made                       A       1     Y/N (See specs
                                                               below)

Field 27 specs. When a contract meets all the criteria in Item 2, read the Rollover Mailfile for the same contract number. If contract is not on the Rollover file, move an "N" to field 27. If contract is on the Rolover file AND any occurrence of plan is not = blank, move "Y: to field 27, Else, move "N".

      *     Only preent if Owner Code = '1'
      **    Not available on all contracts
      ***   Account Value only, do not deduct Moratorium or Surrender Charges

Table 1.  Owner Codes

0    Owner is not Annuitant
1    Owner is annuitant
2    Joint ownership
3    Collateral Assignment
4    Joint with Survivor
5    Corporate Business Trust
9    Trust Ownership - Individual
A    Trust Ownership - Corporation


Table 2.   Withholding Codes

Code  Meaning
1     Non-Qualified
2     IRA
3     Pension Plans/Trusts
4     IRA Rollover
5     Keogh
6     TSA
7     Profit Sharing
8     Participant Pension
9     SEP
A     IRA Transfer
B     IRA Custodial




Table 3.   Conversion of Aurora Withholding codes to SunAmerica Contract Type

       Sun Form                  Sun Form Field Name         Equivalent
                                                         Aurora Withholding
Code
Request for Transfer or 1035
Exchange - Item F                Non-qualified                       1

                                 IRA                             A, B, 2, 4

                                 Def Comp                           N/A

                                 Corp Retirement                   3, 7

                                 TSA (403b)                          6

                                 SEP                                 9

                                 Keogh                               5

                                 Terminally Funded                   8
                                 Anuities (DST)

                                                          EXHIBIT B

July X, 1998

C01234567D
William F. Healy
4321 Countdown Lane
Missile, MO 98765
Address 3
Address 4

Contract Number      C01234567D
Annuitant            William F. Healy

Dear William F. Healy:

I wrote to you earlier this year for your support of Aurora. I want to thank you again. We at Aurora value you business.

A number of our policyholders have expressed interest in higher growth potential opportunities such as variable annuities. Although Aurora does not offer variable annuities, our affiliate, SunAmerica Inc. speciailzes in retirement investments and offers variable annuities through its subsidiary Anchor National Life Insurance Company.

In the next several days, be sure to look for information from SunAmerica that details the Polaris Exchange Program, an opportunity to exchange your fixed annuity into the Polaris II variable annuity.* A charge for the Moratorium Amount will not apply to an exchange of you ELIC Restructured single premium deferred annuity into the offer from Anchor National. Aurora will waive any surrender charge that may be applicable to a 1035 tax-free exchange by you prior to December 31, 1998, of your ELIC Restructured single premium deferred annuity into a variable annuity.

If you believe a fixed annuity is the right investment for you, we believe we can offer you a bright future. Our AuroraPlus exchange offer has received a very positive response and, at current rates, remains available to you.

Now Aurora customers will have three choices:

   very soon you can participate in our affiliate SunAmerica's
   Polaris Exchange Program and exchange into a variable annuity issued by Anchor National, you can exchange into our AuroraPlus fixed annuity, or you can keep you current annuity, which pays competitive renewal interest.

Sincerely
/s/ Michael K. Parks
Michael K. parks

President
P.S. Watch you mailbox for details coming soon from SunAmerica and Anchor National.



* Please note that this letter is not to be construed as an offer of the Polaris II. All offers of the Polaris II are made by Anchor
National and its licensed representatives through a prospectus.

                                                         EXHIBIT B

July X, 1998

C01234567D
Mr. William F. Healy
4321 Countdown Lane
Missile, MO 98765
Address 3
Address 4

Contract Number:    C01234567D
Annuitant:          William F. Healy

Dear William F. Healy

I wrote to your earlier this year to thank you for your suport of Aurora. I want to thank you again.

We at Aurora value you business and believe we can offer you a bright future. Your annuity earns competiteve interest and continues to offer you valuable features and benefits that may not be available elsewhere,

While a fixed annuity may be the right investment for many people, a number of our policyholders have expressed interesy in higher growth potential opportunities such as variable annuities. Although Aurora does not offer variable annuities, our affiliate SunAmerica Inc., specializes in retirement investments and offers variable annuities through its subsidiary Anchor National LIfe Insurance Company.

In the next several days, be sure to look for information from SunAmerica that details the Polaris Exchange Program, an opportunity to exchange your fixed annuity into the Polaris II variable annuity.* A charge for the Moratorium Amount will not apply to an exchange of your ELIC Restructured single premium deferred annuity into the offer from Anchor National. Aurora will waive any surrender charge that may be applicable to a 1035 tax-free exchange by you prior to December 31, 1998, of your ELIC Restructured single premium deferred annuity into a variable annuity.

Watch your mailbox for details coming soon from SunAmerica and Anchor
National.

Sincerely,

/s/ Michael K. Parks
Michael K. Parks
President


*Please note that this letter is not, and may not be construed as an offer of the Polaris II. ALl offers of the Polaris II are made by Anchor National and its licensed representatives, through a prospectus.